                                                                     EXHIBIT 5.1







             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                                  May 27, 1998


Advance Paradigm, Inc.
545 East John Carpenter Freeway
Suite 1570
Irving, Texas 75062

Ladies and Gentlemen:

         We have acted as counsel to Advance Paradigm, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of 876,078 shares of the Company's common stock, $.01 par value (the "Common Stock"), as described in a registration statement on Form S-3 (the "Registration Statement"), which Registration Statement is to be filed with the Securities and Exchange Commission.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         A. The shares of Common Stock which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

         B. The shares of Common Stock which are to be registered pursuant to the Registration Statement have been validly issued, are fully paid and are non-assessable.

         The foregoing opinion is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of any other law.

         We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                      Sincerely,



                                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.